Exhibit 4.1

MKS
MKS INSTRUMENTS, INC. COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS CUSIP 55306N 10 4
THIS CERTIFIES THAT is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF
MKS INSTRUMENTS, INC.
transferable Certificate and only the on shares the books represented of the Corporation hereby areby issued the holder underhereof and subject in person to the or laws by duly of The authorized Commonwealth attorney upon of Massachusetts surrender of this and Certi to the ficate article properly s of Organization endorsed. This and By-IN laws WITNESS of the Corporation, WHEREOF, allthe as amended Corporation from has time caused to time this . This Certi Certificate ficate to be is not signed valid by unless the facsimile countersigned signatures and of registered its duly authorized by the Transfer officers Agent and and a facsimile Registrarseal . of its corporate seal to be hereunto affixed.
Dated: TREASURER PRESIDENT COUNTERSIGNED AMERICAN STOCK AND TRANSFER REGISTERED: & TRUST COMPANY, LLC (Brooklyn, TRANSFER New York) AGENT AND REGISTRAR By: AUTHORIZED SIGNATURE 711 ARMSTRONG LANE, COLUMBIA, TN 38401 PROOF MKS INSTRUMENTS, OF: DECEMBER 12, INC 2019 . (931) 388-3003 WO - 19000474    FACE OPERATOR: DKS SALES: HOLLY GRONER    931-490-7660 NEW COLORS SELECTED FOR PRINTING: INTAGLIO PRINTS IN SC-3 DARK GREEN. LOGO PRINTS IN PMS 647 BLUE. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:    OK AS IS    OK WITH CHANGES    MAKE CHANGES AND SEND ANOTHER PROOF

MKS INSTRUMENTS, INC.
stockholder The Corporation upon written has request, more than a copy one of class the full of stock text ofauthorized the preferences,voting to be issuedpowers, . The Corporation qualifications willand furnish special without and relative charge rights to each of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation.
lawsThe or regulations: following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable
TEN COM as tenants in common
TEN ENT as tenants by entireties
JT TEN as join tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT
(Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto
PLEASE IDENTIFYING INSERT SOCIAL NUMBER SECURITY OF ASSIGNEE OR OTHER
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
(Signature)
NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.